UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
May 5, 2025
Date of Report (Date of earliest event reported)
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Vestis Corporation
(Exact name of Registrant as Specified in its Charter)
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Delaware	001-41783	92-2573927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1035 Alpharetta Street,Suite 2100,
Roswell, Georgia		30075
(Address of Principal Executive Offices)		(Zip Code)
(470) 226-3655
(Registrant's Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	VSTS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On May 5, 2025, Vestis Corporation (the “Company”) and Keith A. Meister and Corvex Management LP (“Corvex) entered into an amendment (the “Amendment”) to that certain Letter Agreement, dated June 18, 2024 (“Letter Agreement”), between the parties that increases the beneficial ownership limit from 15.0% to 20.0% (and economic exposure limit from 17.0% to 20.0%) of the outstanding shares of the Company’s common stock that Corvex and its affiliates are permitted to acquire during the standstill period. The standstill provisions, including the increased ownership limit, continue in effect through the date Mr. Meister is no longer serving on the Company’s Board of Directors.

A copy of the Amendment is filed with this Current Report on Form 8-K and attached hereto as Exhibit 10.1 and incorporated by reference herein. The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Letter Agreement, dated May 5, 2025, by and among the Company and Keith A. Meister and Corvex
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vestis Corporation

Date:	May 6, 2025	By:	/s/ André C. Bouchard
		Name:	André C. Bouchard
		Title:	Executive Vice President, Chief Legal Officer, General Counsel and Secretary